                                                                 EXHIBIT (10)(b)


                                                                 EXECUTION COPY


                                  $100,000,000


                               CREDIT AGREEMENT

                                  dated as of

                                 July 2, 1999

                                    between

                   THE FIRST AMERICAN FINANCIAL CORPORATION

                           The Lenders Party Hereto

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent



                          __________________________


                            CHASE SECURITIES INC.,
                       as Lead Arranger and Book Manager

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.  Defined Terms................................................   1
SECTION 1.02.  Terms Generally..............................................  18
SECTION 1.03.  Accounting Terms and Determinations..........................  19

                                   ARTICLE II

                                  THE CREDITS

SECTION 2.01.  The Commitments..............................................  20
SECTION 2.02.  Loans and Borrowings.........................................  20
SECTION 2.03.  Requests for Borrowings......................................  21
SECTION 2.04.  Funding of Borrowings........................................  22
SECTION 2.05.  Interest Elections...........................................  22
SECTION 2.06.  Termination and Reduction of the Commitments.................  24
SECTION 2.07.  Repayment of Loans; Evidence of Debt.........................  24
SECTION 2.08.  Prepayment of Loans..........................................  26
SECTION 2.09.  Fees.........................................................  26
SECTION 2.10.  Interest.....................................................  27
SECTION 2.11.  Alternate Rate of Interest...................................  28
SECTION 2.12.  Increased Costs..............................................  28
SECTION 2.13.  Break Funding Payments.......................................  29
SECTION 2.14.  Taxes........................................................  30
SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..  31
SECTION 2.16.  Mitigation Obligations; Replacement of Lenders...............  33

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers.........................................  34
SECTION 3.02.  Authorization; Enforceability................................  34
SECTION 3.03.  Governmental Approvals; No Conflicts.........................  35
SECTION 3.04.  Financial Condition, Etc.....................................  35

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                                                                            ----
SECTION 3.05.  Properties...................................................  36
SECTION 3.06.  Litigation and Environmental Matters.........................  36
SECTION 3.07.  Compliance with Laws and Agreements..........................  37
SECTION 3.08.  Investment and Holding Company Status........................  37
SECTION 3.09.  Taxes, Etc...................................................  37
SECTION 3.10.  ERISA........................................................  37
SECTION 3.11.  Disclosure...................................................  37
SECTION 3.12.  Use of Credit................................................  38
SECTION 3.13.  Indebtedness and Liens.......................................  38

                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.  Closing Date.................................................  38
SECTION 4.02.  Each Credit Event............................................  40

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements and Other Information...................  40
SECTION 5.02.  Notices of Material Events...................................  42
SECTION 5.03.  Existence; Conduct of Business...............................  43
SECTION 5.04.  Payment of Obligations.......................................  43
SECTION 5.05.  Maintenance of Properties....................................  44
SECTION 5.06.  Books and Records; Inspection Rights.........................  44
SECTION 5.07.  Compliance with Laws and Agreements..........................  44
SECTION 5.08.  Insurance....................................................  44

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  Indebtedness.................................................  45
SECTION 6.02.  Liens........................................................  46
SECTION 6.03.  Fundamental Changes..........................................  47
SECTION 6.04.  Transactions with Affiliates.................................  47
SECTION 6.05.  Financial Covenants..........................................  47
SECTION 6.06.  Foreclosure on Subject Property..............................  48
SECTION 6.07.  Sale/Leaseback Transactions..................................  48

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                                                                            ----
                                  ARTICLE VII

                               EVENTS OF DEFAULT


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT


                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.01.  Notices......................................................  54
SECTION 9.02.  Waivers; Amendments..........................................  55
SECTION 9.03.  Expenses; Indemnity; Damage Waiver...........................  56
SECTION 9.04.  Successors and Assigns.......................................  57
SECTION 9.05.  Survival.....................................................  59
SECTION 9.06.  Counterparts; Integration; Effectiveness.....................  63
SECTION 9.07.  Severability.................................................  63
SECTION 9.08.  Right of Setoff..............................................  63
SECTION 9.09.  Governing Law; Jurisdiction; Etc.............................  64
SECTION 9.10.  WAIVER OF JURY TRIAL.........................................  64
SECTION 9.11.  Headings.....................................................  65
SECTION 9.12.  Treatment of Certain Information; Confidentiality............  65

SCHEDULE I    -  Commitments
SCHEDULE II   -  Indebtedness and Liens
SCHEDULE III  -  Litigation and Environmental Matters

EXHIBIT A  -  Form of Assignment and Acceptance
EXHIBIT B  -  Form of Opinion of Counsel to the Borrower
EXHIBIT C  -  Form of Opinion of Special New York Counsel to Chase

          CREDIT AGREEMENT dated as of July 2, 1999, between THE FIRST AMERICAN FINANCIAL CORPORATION, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

          The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) make loans to it in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the follow-
                         -------------
ing terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar
           ------------------
Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied
                                                                     ----------
by (b) the Statutory Reserve Rate for such Interest Period.
--

          "Administrative Agent" means Chase, in its capacity as administrative
           --------------------
agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Without limiting the generality of the foregoing, each of the following Persons shall, at all times, be Affiliates of the Borrower: Donald P. Kennedy, Parker S. Kennedy, any member of their immediate families (including parents, spouses, children and siblings), any trust whose principal beneficiary is Donald P. Kennedy or Parker S. Kennedy or one of more members of their immediate families and any Person who is controlled by such member or trust. Notwithstanding the foregoing, (a) no individual (other than any Person specified in the preceding sentence) shall be an Affiliate solely by reason of his or

                               Credit Agreement
                               ----------------
her being a director, officer or employee of the Borrower or any of its Subsidiaries and (b) none of the Subsidiaries of the Borrower shall be Affiliates.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate
                                  ----
Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

          "Applicable Bank Regulatory Authority" means, for any Bank Subsidiary,
           ------------------------------------
the Federal Deposit Insurance Corporation and all other relevant bank or thrift regulatory authorities (including, without limitation, relevant state bank or thrift regulatory authorities) having jurisdiction over such Bank Subsidiary.

          "Applicable Insurance Regulatory Authority" means, when used with
           -----------------------------------------
respect to any Insurance Company, the insurance department or similar administrative authority or agency of the State in which such Insurance Company is domiciled.

          "Applicable Margin" means, for any day, with respect to any ABR Loan
           -----------------
or Eurodollar Loan, as the case may be, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "ABR Spread", respectively, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

     ---------------------------------------------------------------------
                Index Debt Ratings
     -----------------------------------
                                             Eurodollar    ABR Spread
          Moody's Rating      S&P Rating       Spread
     --------------------------------------------------------------------
            A3 or above       A- or above       0.50%         0%
     --------------------------------------------------------------------
               Baa1              BBB+          0.625%         0%
     --------------------------------------------------------------------
               Baa2              BBB            0.75%         0%
     --------------------------------------------------------------------
               Baa3              BBB-          0.875%         0%
     --------------------------------------------------------------------
               Below Baa3     Below BBB-        1.25%      0.25%
     --------------------------------------------------------------------

          For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating

                               Credit Agreement
                               ----------------
in equivalent to the rating provided by the rating agency then having a rating in effect; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different rating categories, the Applicable Margin shall be based on the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Applicable Percentage" means, with respect to any Lender, the
           ---------------------
percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Arbitrage Loans" means loans made by any financial institution (a
           ---------------
"lender") which is, at the time of the making of such loan, a depository of the Borrower or any Subsidiary of the Borrower, to the Borrower or any such Subsidiary in an amount not exceeding the amount of the deposits of the Borrower or any such Subsidiary held by such depository, the proceeds of which are invested in U.S. Government securities and/or certificates of deposit rated A-1 or P-1 and/or commercial paper rated not lower than A-1 and P-1 and having a term not exceeding the maturity date of such loan (but in no event longer than 92 days), provided that (i) the relevant borrower shall have a right of offset
          --------
against such investment (in the case of certificates of deposit) and (ii) all such loans must be off the balance sheet of the Borrower and its Subsidiaries at the last day of any quarterly fiscal period.

          "Assignment and Acceptance" means an Assignment and Acceptance entered
           -------------------------
into by a Lender as assignor and an assignee (with the consent of each Person whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Availability Period" means the period from and including the Closing
           -------------------
Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

                               Credit Agreement
                               ----------------

          "Bank Subsidiary" means First Security Thrift, First American Trust
           ---------------
and any other Subsidiary of the Borrower which is a federally- or state-chartered thrift, bank or trust company.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means The First American Financial Corporation, a
           --------
California corporation.

          "Borrowing" means (a) all ABR Loans made, converted or continued on
           ---------
the same date or (b) all Eurodollar Loans that have the same Interest Period. For purposes hereof, the date of a Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.

          "Borrowing Request" means a request by the Borrower for a Borrowing in
           -----------------
accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Securities" means preferred securities issued by a Subsidiary
           ------------------
of the Borrower organized as a Delaware business trust that are redeemable, at the option of such issuer, ten years or more after the issuance thereof, which securities are guaranteed by the Borrower and the proceeds of which are invested in junior subordinated securities of the Borrower.

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such

                               Credit Agreement
                               ----------------

Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Change of Control" means that during any period of 25 consecutive
           -----------------
calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (a) who were members of said Board on the first day of such period, (b) whose election or nomination to said Board was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of said Board or (c) whose election or nomination to said Board was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of said Board.

          "Chase" means The Chase Manhattan Bank.
           -----

          "Closing Date" means the date on which the conditions specified in
           ------------
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Combined Earnings" means, for any period, the sum of the following:
           -----------------
(a) consolidated earnings (calculated before income taxes, Interest Expense and minority interest expense) of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period plus depreciation and amortization (to the extent deducted in
                ----
determining such consolidated earnings) for such period plus (b) Deferred
                                                        ----
Revenues (or, in the case of a Deferred Revenue deficit, minus an amount equal
                                                         -----
to such deficit) for such period.

          "Commitment" means, with respect to each Lender, the commitment of
           ----------
such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000.

          "Commitment Termination Date" means the earlier of (a) August 1, 2002
           ---------------------------
or (b) the date on which the commitments to lend under the Existing Credit Agreement shall be terminated in full.

                               Credit Agreement
                               ----------------

          "Consolidated Subsidiary" means, for any Person, each Subsidiary of
           -----------------------
such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Data Tree" means Data Tree LLC, a California limited liability
           ---------
company.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Deferred Revenues" means, with respect to the Borrower and its
           -----------------
Consolidated Subsidiaries, for any fiscal period, the amount of revenue received but not recognized (in accordance with GAAP) during such fiscal period minus the
                                                                       -----
amount of revenue recognized (in accordance with GAAP) but not received during such fiscal period.

          "Disclosed Matters" means the actions, suits, proceedings and
           -----------------
environmental matters disclosed in Schedule III.

          "Dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                               Credit Agreement
                               ----------------

          "Equity Issuance" means (a) any issuance or sale by the Borrower of
           ---------------
(i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries in their capacity as such and any capital stock of the Borrower issued upon the exercise of such warrants) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or (b) the receipt by the Borrower of any contribution to its capital (whether or not evidenced by any equity security).

          "Equity Rights" means, with respect to any Person, any subscriptions,
           -------------
options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                               Credit Agreement
                               ----------------

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VII.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with
Section 2.14(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a).

          "Existing Credit Agreement" means Amended and Restated Credit
           -------------------------
Agreement dated as of July 29, 1997 among the Borrower, the lenders party thereto and The Chase Manhattan Bank as administrative agent for such lenders.

          "Existing Stockholders Put Documents" means (a) the Contribution and
           -----------------------------------
Joint Venture Agreement dated November 30, 1997 by and among the Borrower, certain of its Subsidiaries and Experian Information Solutions, Inc., (b) the Contribution and Joint Venture Agreement made as of June 1, 1998 by and among the Borrower, FAREISI, FARES, R. Squared Limited and Harish Chopra, (c) the letter agreement dated March 2, 1988 among Philip B. Branson, Daniel T. Langston, Gene D. Merlo, Lawrence A. Newland, Martin R. Wool, First American Home Buyers Protection Corporation and FATICO, (d) the Financing Agreement dated as of June 28, 1984 among FATICO, First American Home Buyers Protection Corporation and each of the persons listed on Exhibit A thereto as modified by the Amendment to Financing Agreement, dated as of March 29, 1985, (e) the stock purchase agreements entered into by First American Home Buyers Protection Corporation, FATICO and certain employees of First American Home Buyers Protection Corporation who are parties to stock option agreements entered into pursuant to the First American Home Buyers Protection Corporation 1988 Non-Qualified Stock Option Plan, (f) the Buy-Sell Agreement (with respect to Cajon Hills Escrow Co.) proposed to be entered into by and among The First American Financial Corporation,

                               Credit Agreement
                               ----------------

George Serochi, Joseph M. Garzanelli and such persons who may be made parties prior to the execution of such agreement, (g) the Buy-Sell Agreement (with respect to Trans-State Title Insurance Corporation and Trans-State Title Insurance Company L.L.C.) proposed to be entered into by and among The First American Financial Corporation, Trans-State Title Insurance Corporation, Gary Bodzin and such persons who may be made parties prior to the execution of such agreement, (h) the Buy-Sell Agreement (with respect to Judicial Title Insurance Agency, Inc., any Subsidiary thereof, or any successor thereto) proposed to be entered into by and among The First American Financial Corporation, Judicial Title Insurance Agency, Inc., Steven Schiff, Richard Giliotti and such persons who may be made parties prior to the execution of such agreement, (i) the option agreement (or similar agreement) (with respect to The Heritage Escrow Company, Sisco Financial, Inc. or any successor thereto) proposed to be entered into by and among Spring Mountain Escrow Corporation, The Heritage Escrow Company, Sisco Financial, Inc. and/or related parties thereto and such persons who may be made parties prior to the execution of such agreement and (j) the buy-sell agreement (or similar agreement) (with respect to Five Star Insurance Company or any successor thereto) proposed to be entered into by and among The First American Financial Corporation, Five Star Insurance Company, and/or related parties thereto, and such persons who may be made parties prior to the execution of such agreement.

          "Existing Stockholders Put Obligations" means the respective
           -------------------------------------
obligations of the Borrower, FATICO, First American Home Buyers Protection Corporation, Spring Mountain Escrow Corporation and any of the other Subsidiaries of the Borrower who may become a party to the Existing Stockholders Put Documents to buy back equity interests (whether for cash, Property, through issuance of a note or otherwise) from equity interestholders pursuant to exercise by such equity interestholders of put options or forced call options, all as provided in the Existing Stockholders Put Documents in effect on the date hereof.

          "FAREISI" means First American Real Estate Information Services, Inc.,
           -------
a California corporation and a Wholly Owned Subsidiary of the Borrower.

          "FARES" means First American Real Estate Solutions, LLC, a California
           -----
limited liability company.

          "FATICO" means First American Title Insurance Company, a California
           ------
corporation and a Wholly Owned Subsidiary of the Borrower.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if

                               Credit Agreement
                               ----------------
necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "First American Title & Trust Company" means First American Title &
           ------------------------------------
Trust Company, an Oklahoma corporation and a Subsidiary of the Borrower.

          "First American Trust" means First American Trust Company, a
           --------------------
California corporation and a Wholly Owned Subsidiary of the Borrower.

          "First Security Thrift" means First Security Thrift Company, a
           ---------------------
California corporation and an indirect Subsidiary of FATICO.

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Funded Debt" means, for any Person, (a) all Indebtedness for such
           -----------
Person that should be reflected on a balance sheet of such Person in accordance with GAAP, (b) all Indebtedness of any other Person that should be reflected on a balance sheet of such other Person in accordance with GAAP and that is secured by a Lien on the Property of such Person, is supported by a letter of credit issued for account of, or is Guaranteed by, such Person, (c) all Capital Lease Obligations of such Person and (d) all Stockholder Put Obligations of such Person incurred after the date hereof (calculated as provided in the last sentence of the definition of "Indebtedness" in this Section); provided that
                                                               --------
Funded Debt shall include (i) the aggregate liquidation preference of all preferred securities that are mandatorily redeemable, exchangeable or convertible into debt at the option of the holder or redeemable at the option of the holder, less than ten years after issue and (ii) the aggregate liquidation preference of all Capital Securities but only that portion of such aggregate liquidation preference that is on such date equal to, or in excess of, 15% of Total Capitalization on such date.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                               Credit Agreement
                               ----------------

          "Guarantee" of or by any Person (the "guarantor") means any
           ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive substances or
           -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including surplus debentures or notes whether or not characterized as liabilities for purposes of GAAP or SAP and non-perpetual preferred stock requiring redemption or repurchase and any option exercisable in respect thereof to the extent of such redemption or repurchase),
(c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations, contingent

                               Credit Agreement
                               ----------------
or otherwise, of such Person in respect of bankers' acceptances and (i) all Stockholders Put Obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the purposes of determining the amount of any Indebtedness in respect of Stockholders Put Obligations incurred after the date hereof, the amount of such obligations shall be determined at the time of such incurrence on a pro forma basis as if such obligations were exercisable at such time.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Index Debt" means senior, unsecured, long-term indebtedness for
           ----------
borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement; provided that if such indebtedness is
                                         --------
not rated by Moody's or S&P, "Index Debt" means indebtedness in respect of Capital Securities.

          "Insurance Company" means, collectively, FATICO, First American Home
           -----------------
Buyers Protection Corporation and any other Subsidiary of the Borrower which is a licensed insurance company or a licensed underwritten title company.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Borrowing in accordance with Section 2.05.

          "Interest Expense" means, for any period, the sum, for the Borrower
           ----------------
and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus
                                      ----                                 -----
the net amounts receivable) under Hedging Agreements accrued during such period (whether or not actually paid or received during such period).

          "Interest Payment Date" means (a) with respect to any ABR Loan, each
           ---------------------
Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period that is more than three months long, each day prior to the last day of such Interest Period that occurs at intervals of three months after the first day of such Interest Period.

          "Interest Period" means:
           ---------------

          (a) for any Borrowing (other than an ABR Borrowing), the Interest Period of the Loan or Loans constituting such Borrowing; and


                               Credit Agreement
                               ----------------

          (b) for any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Interest Election Request;

provided that (i) if any Interest Period would end on a day other than a
--------
Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

          "Lenders" means the Persons listed on Schedule I and any other Person
           -------
that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" means, for the Interest Period for any Eurodollar
           ---------
Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the arithmetic mean of the rates (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Licenses" means any licenses or certificates of authority from any
           --------
Applicable Insurance Regulatory Authority, or permits or authorizations to transact title insurance business.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any



                               Credit Agreement
                               ----------------
of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan" means a Loan made pursuant to Section 2.01.
           ----

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Margin Stock" means "margin stock" within the meaning of Regulations
           ------------
T, U and X of the Board.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

          "Material Subsidiary" means, at any time, (a) FATICO, (b) FAREISI and
           -------------------
(c) any other Subsidiary of the Borrower with a net book value at such date in excess of $50,000,000.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Moody's Rating" means the Moody's rating in respect of the Index
          ---------------
Debt, provided that if such rating is in respect of Index Debt consisting of
      --------
Capital Securities, "Moody's Rating" means the rating that is one grade higher than the rating of the Index Debt.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "NAIC" means the National Association of Insurance Commissioners and
           ----
any successor thereto.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:
           ----------------------


                               Credit Agreement
                               ----------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.


                               Credit Agreement
                               ----------------

          "Quarterly Dates" means the 21st day of January, April, July and
           ---------------
October in each year, the first of which shall be the first such day after the date hereof; provided that if any such day is not a Business Day, then such
             --------
Quarterly Date shall be the next succeeding Business Day (unless such succeeding Business Day falls in a subsequent calendar month, in which event such Quarterly Date shall be the next preceding Business Day).

          "Register" has the meaning set forth in Section 9.04.
           --------

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving Credit
           ----------------
Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

          "Reserves" means , for any Insurance Company, as at any date, the
           --------
aggregate reserves for undetermined title losses of such Insurance Company (which amount is shown at the date hereof on the most recent annual Statutory Statement of such Insurance Company at page 3, line 1(b), column 1) as at the last day of the fiscal year of such Insurance Company ending on or most recently ended prior to such date.

          "Revolving Credit Exposure" means, with respect to any Lender at any
           -------------------------
time, the aggregate outstanding principal amount of such Lender's Loans at such time.

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
McGraw-Hill Companies, Inc.

          "S&P Rating" means the S&P rating in respect of the Index Debt,
           ----------
provided that if such rating is in respect of Index Debt consisting of Capital
--------
Securities, "S&P Rating" means the rating that is one grade higher than the rating of the Index Debt.

          "Sale/Leaseback Transaction" means any arrangement with any Person
           --------------------------
whereby the Borrower or any of its Subsidiaries shall sell or otherwise transfer any of its Property and thereafter rent or lease such Property or similar Property for substantially the same use or uses as the Property sold or transferred.

          "SAP" means, for any Insurance Company, the statutory accounting
           ---
procedures or practices required by the Applicable Insurance Regulatory Authority applied on a basis consistent with those which, in accordance with the last sentence of Section 1.03(a), are to be


                               Credit Agreement
                               ----------------
used in making the calculations for purposes of determining compliance with certain terms of this Agreement.

          "Statutory Reserve Rate" means, for the Interest Period for any
           ----------------------
Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the
                                                                       -----
arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Statutory Statement" means, for any Insurance Company, for any fiscal
           -------------------
year of such Insurance Company, the most recent annual statement required to be filed with the Applicable Insurance Regulatory Authority and, for any fiscal quarter of such Insurance Company, the quarterly statement required to be filed with the Applicable Insurance Regulatory Authority, which annual and quarterly statements shall be prepared in accordance with statutory accounting practices or generally accepted accounting principles as specified by the Applicable Insurance Regulatory Authority.

          "Stockholders Put Obligations" means all obligations (other than the
           ----------------------------
Existing Stockholder Put Obligations) of the Borrower and/or any of its Subsidiaries to buy back equity interests (whether for cash, Property, through issuance of a note or otherwise) from equity interestholders thereof pursuant to exercise by such equity interestholders of put options or forced call options issued in connection with acquisitions by the Borrower and its Subsidiaries.

          "Subject Property" has the meaning assigned to such term in Section
           ----------------
6.06.

          "Subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or


                               Credit Agreement
                               ----------------

(b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower. "Wholly Owned Subsidiary" means any such corporation, partnership or
           -----------------------
other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Total Capitalization" means, as at any date, the sum of Total Debt
           --------------------
plus Total Stockholders' Equity.
----

          "Total Debt" means, as at any date, the sum for the Borrower and its
           ----------
Consolidated Subsidiaries of all Funded Debt.

          "Total Stockholders' Equity" means, as at any date, the aggregate
           --------------------------
stockholders' equity (including minority interests in subsidiaries) for the Borrower and its Consolidated Subsidiaries; provided that the aggregate
                                            --------
liquidation preference of Capital Securities shall be included in the calculation of Total Stockholders' Equity only with respect to that portion of such aggregate liquidation preference that is less than 15% of Total Capitalization on such date; provided further that, for purposes of determining
                             -------- -------
compliance with Section 6.05(a), the definition of "Total Stockholders' Equity" shall not include any amount with respect to Capital Securities.

          "Transactions" means the execution, delivery and performance by the
           ------------
Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Terms Generally. The definitions of terms herein shall
                         ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word


                               Credit Agreement
                               ----------------

"shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.03.  Accounting Terms and Determinations.
                         -----------------------------------

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with (in the case of the Borrower and its Subsidiaries on a consolidated basis) GAAP or (in the case of certain of the Insurance Companies) statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements (after the date hereof) under Section 5.01, shall mean the financial statements as at December 31, 1998 referred to in Section 3.04(a)). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of (in the case of the Borrower and its Subsidiaries on a consolidated basis) GAAP or (in the case of certain of the Insurance Companies) statutory accounting practices, as the case may be, applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.01 (or, prior to the delivery of the first financial statements (after the date hereof) under Section 5.01, used in the preparation of the financial statements as at December 31, 1998 referred to in Section 3.04(a)) unless (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01, shall mean the financial statements referred to in Section 3.04(a)).


                               Credit Agreement
                               ----------------

          (b) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 5.01 (i) a description in reasonable detail of any material variation between the application of accounting principles or practices employed in the preparation of such statement and the application of accounting principles or practices employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) The Borrower will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

          SECTION 2.01.  The Commitments. Subject to the terms and conditions
                         ---------------
set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

          SECTION 2.02.  Loans and Borrowings.
                         --------------------

          (a)  Obligations of Lenders.  Each Loan shall be made as part of a
               ----------------------
Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several
                       --------
and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b)  Type of Loans.  Subject to Section 2.11, each Borrowing shall be
               -------------
constituted entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not
                          --------
affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.


                               Credit Agreement
                               ----------------

          (c)  Minimum Amounts; Limitation on Number of Borrowings.  At the
               ---------------------------------------------------
commencement of the Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to $300,000 or a larger multiple of $50,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to
--------
the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any
                                          --------
time be more than a total of five Eurodollar Borrowings outstanding.

          (d)  Limitations on Lengths of Interest Periods.  Notwithstanding any
               ------------------------------------------
other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing, any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

          SECTION 2.03.  Requests for Borrowings. To request a Borrowing, the
                         -----------------------
Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, two Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i)    the aggregate amount of the requested Borrowing;

          (ii)   the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's


                               Credit Agreement
                               ----------------
duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Funding of Borrowings.
                         ---------------------

          (a)  Funding by Lenders.  Each Lender shall make each Loan to be made
               ------------------
by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

          (b)  Presumption by the Administrative Agent.  Unless the
               ---------------------------------------
Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.05.  Interest Elections.
                         ------------------

          (a)  Elections by the Borrower for Borrowings.  Each Borrowing
               ----------------------------------------
initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.


                               Credit Agreement
                               ----------------

          (b)  Notice of Elections.  To make an election pursuant to this
               -------------------
Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c)  Information in Interest Election Requests.  Each telephonic and
               -----------------------------------------
written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d)  Notice by the Administrative Agent to Lenders.  Promptly
               ---------------------------------------------
following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e)  Failure to Elect; Events of Default.  If the Borrower fails to
               -----------------------------------
deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any

                               Credit Agreement
                               ----------------
contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

          SECTION 2.06.  Termination and Reduction of the Commitments.
                         --------------------------------------------

          (a)  Scheduled Termination.  Unless previously terminated, the
               ---------------------
Commitments shall terminate on the Commitment Termination Date.

          (b)  Voluntary Termination or Reduction.  The Borrower may at any time
               ----------------------------------
terminate, or from time to time reduce, the Commitments; provided that (i) each
                                                         --------
reduction of the Commitments shall be in an amount that is $3,000,000 or a larger multiple of $500,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the total Revolving Credit Exposures would exceed the total Commitments.

          (c)  Notice of Voluntary Termination or Reduction.  The Borrower shall
               --------------------------------------------
notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments
                --------
delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

          (d)  Effect of Termination or Reduction.  Any termination or reduction
               ----------------------------------
of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION 2.07.  Repayment of Loans; Evidence of Debt.
                         ------------------------------------

          (a)  Repayment.  The Borrower hereby unconditionally promises to pay
               ---------
to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Commitment Termination Date.

          (b)  Manner of Payment.  Prior to any repayment or prepayment of any
               -----------------
Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and

                               Credit Agreement
                               ----------------
shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of
                                             --------
Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

          (c)  Maintenance of Loan Accounts by Lenders.  Each Lender shall
               ---------------------------------------
maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (d)  Maintenance of Loan Accounts by the Administrative Agent.  The
               --------------------------------------------------------
Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

          (e)  Effect of Entries.  The entries made in the accounts maintained
               -----------------
pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence
                                                          ----- -----
of the existence and amounts of the obligations recorded therein; provided that
                                                                  --------
the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (f)  Promissory Notes.  Any Lender may request that Loans made by it
               ----------------
be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                               Credit Agreement
                               ----------------

          SECTION 2.08.  Prepayment of Loans.
                         -------------------

          (a)  Optional Prepayments Right to Prepay Borrowings.  The Borrower
               -----------------------------------------------
shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b)  Notices, Etc.  The Borrower shall notify the Administrative Agent
               -------------
by telephone (confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, two Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of
                                                 --------
prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in
Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and shall be made in the manner specified in Section 2.07(b).

          SECTION 2.09.  Fees.
                         ----

          (a)  Commitment Fee.  The Borrower agrees to pay to the Administrative
               --------------
Agent for account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.25% on the average daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Commitment terminates and the Commitment Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b)  Utilization Fee.  The Borrower agrees to pay to the
               ---------------
Administrative Agent for account of each Lender, for each day on which the aggregate principal amount of Loans outstanding exceeds 33-1/3% of the total Commitments, a utilization fee, which shall accrue at a rate per annum equal to 0.125% on the average daily outstanding amount of all Loans. Accrued utilization fees shall be payable on each Quarterly Date and on the earlier of the date the Commitment terminates and the Commitment Termination Date, commencing on the first such

                               Credit Agreement
                               ----------------
date to occur after the date hereof. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c)  Administrative Agent Fees.  The Borrower agrees to pay to the
               -------------------------
Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d)  Payment of Fees.  All fees payable hereunder shall be paid on the
               ---------------
dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and utilization fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.10.  Interest.
                         --------

          (a)  ABR Loans.  The Loans constituting each ABR Borrowing shall bear
               ---------
interest at a rate per annum equal to the Alternate Base Rate plus the
                                                              ----
Applicable Margin.

          (b)  Eurodollar Loans.  The Loans constituting each Eurodollar
               ----------------
Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin.
                                                ----

          (c)  Default Interest.  Notwithstanding the foregoing, if any
               ----------------
principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as
                          ----
provided above or (ii) in the case of any other amount, 2% plus the rate
                                                           ----
applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d)  Payment of Interest.  Accrued interest on each Loan shall be
               -------------------
payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to
                                --------
paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

                               Credit Agreement
                               ----------------

          (e)  Computation.  All interest hereunder shall be computed on the
               -----------
basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.11.  Alternate Rate of Interest. If prior to the
                         --------------------------
commencement of the Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.12.  Increased Costs.
                         ---------------

          (a)  Increased Costs Generally.  If any Change in Law shall:
               -------------------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to

                               Credit Agreement
                               ----------------
reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b)  Capital Requirements.  If any Lender determines that any Change
               --------------------
in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c)  Certificates from  Lenders.  A certificate of a Lender setting
               --------------------------
forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d)  Delay in Requests.  Failure or delay on the part of any Lender to
               -----------------
demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower
                                                 --------
shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise
                       -------- -------
to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.13.  Break Funding Payments. In the event of (a) the
                         ----------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(b) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of an Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense

                               Credit Agreement
                               ----------------
attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount
                                                          ----
of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.14.  Taxes.
                         -----

          (a)  Payments Free of Taxes.  Any and all payments by or on account of
               ----------------------
any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the
                                                            --------
Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b)  Payment of Other Taxes by the Borrower.  In addition, the
               --------------------------------------
Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c)  Indemnification by the Borrower.  The Borrower shall indemnify
               -------------------------------
the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant

                               Credit Agreement
                               ----------------

Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d)  Evidence of Payments.  As soon as practicable after any payment
               --------------------
of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e)  Foreign Lenders.  Any Foreign Lender that is entitled to an
               ---------------
exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing of
                         ---------------------------------------------------
                         Set-offs.
                         --------

          (a)  Payments by the Borrower.  The Borrower shall make each payment
               ------------------------
required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim; provided that if a new Loan is to be made by any Lender on a
                 --------
date the Borrower is to repay any principal of an outstanding Loan of such Lender, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Section 2.04 or paid by the Borrower to the Administrative Agent pursuant to this paragraph, as the case may be. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

                               Credit Agreement
                               ----------------

          (b)  Application of Insufficient Payments.  If at any time
               ------------------------------------
insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c)  Pro Rata Treatment.  Except to the extent otherwise provided
               ------------------
herein: (i) each Borrowing shall be made from the Lenders, each payment of commitment fees and utilization fees under Section 2.09 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.06 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments;
(ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          (d)  Sharing of Payments by Lenders.  If any Lender shall, by
               ------------------------------
exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such
                                            --------
participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim

                               Credit Agreement
                               ----------------
with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (e)  Presumptions of Payment.  Unless the Administrative Agent shall
               -----------------------
have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (f)  Certain Deductions by the Administrative Agent.  If any Lender
               ----------------------------------------------
shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.15(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.16.  Mitigation Obligations; Replacement of Lenders.
                         ----------------------------------------------

          (a)  Designation of a Different Lending Office.  If any Lender
               -----------------------------------------
requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)  Replacement of Lenders.  If (i) any Lender requests compensation
               ----------------------
under Section 2.12, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.14, (iii) any Lender defaults in its obligation to fund Loans hereunder or (iv) any Lender is subject to a conservatorship or a receivership with, or is otherwise directly or indirectly under the control of, the Federal Deposit Insurance Corporation (or any successor thereto) or the Resolution Trust

                               Credit Agreement
                               ----------------

Company (or any successor thereto), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) the Borrower shall have received the prior
             --------
written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01.  Organization; Powers. Each of the Borrower and its
                         --------------------
Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02.  Authorization; Enforceability. The Transactions are
                         -----------------------------
within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                               Credit Agreement
                               ----------------

          SECTION 3.03.  Governmental Approvals; No Conflicts. The Transactions
                         ------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 3.04.  Financial Condition, Etc.
                         ------------------------

          (a)  Financial Condition.  The Borrower has heretofore furnished to
               -------------------
the Lenders each of the following:

          (i) its consolidated balance sheet and statements of income, stockholders equity and cash flows (a) as of and for the fiscal year ended December 31, 1998, reported on by PricewaterhouseCoopers, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1999, certified by its chief financial officer. Such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the statements referred to in clause (b) above;

          (ii) the Statutory Statements for the year ended December 31, 1998 of each Insurance Company that is a Material Subsidiary and that is required by any Applicable Insurance Regulatory Authority to file such Statutory Statements, and such Statutory Statements have been prepared in accordance with statutory accounting practices and filed with the Applicable Insurance Regulatory Authorities, and present fairly, in all material respects, the financial condition of such Insurance Company as at said date and its results of operations for the fiscal year ended on said date in accordance with statutory accounting practices; and

          (iii) consolidated balance sheets of each Material Subsidiary which is not an Insurance Company described in paragraph (ii) above and its Consolidated Subsidiaries as at December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flow of such Material Subsidiary and its Consolidated Subsidiaries for its fiscal year ended on said date, and all such financial statements present fairly, in all material respects, the consolidated financial condition of such Material Subsidiary and its Consolidated Subsidiaries as at the applicable date and the

                               Credit Agreement
                               ----------------
     consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP and practices applied on a consistent basis.

          (b)  No Material Adverse Change.  Since December 31, 1998, there has
               --------------------------
been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

          (c)  Year 2000 Issues.  Substantially all reprogramming required to
               ----------------
permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and substantially all the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Borrower of such reprogramming and testing will not result in a Default or a Material Adverse Effect.

          SECTION 3.05.  Properties.
                         ----------

          (a)  Property Generally.  Each of the Borrower and its Subsidiaries
               ------------------
has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section
6.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b)  Intellectual Property.  Each of the Borrower and its Subsidiaries
               ---------------------
owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06.  Litigation and Environmental Matters.
                         ------------------------------------

          (a)  Actions, Suits and Proceedings.  There are no actions, suits or
               ------------------------------
proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

          (b)  Environmental Matters.  Except for the Disclosed Matters and
               ---------------------
except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries

                               Credit Agreement
                               ----------------

(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

          (c)  Disclosed Matters.  Since the date of this Agreement, there has
               -----------------
been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07.  Compliance with Laws and Agreements . Each of the
                         -----------------------------------
Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.08.  Investment and Holding Company Status. Neither the
                         -------------------------------------
Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09.  Taxes, Etc. The Borrower and its Subsidiaries have
                         ----------
timely filed or caused to be filed all Federal income tax returns and all other material tax returns and reports required to have been filed and have paid or caused to be paid all taxes required to have been paid by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10.  ERISA. No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.11.  Disclosure. The Borrower has disclosed to the Lenders
                         ----------
all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to
                           --------

                               Credit Agreement
                               ----------------
projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12.  Use of Credit. Neither the Borrower nor any of its
                         -------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.

          SECTION 3.13.  Indebtedness and Liens.
                         ----------------------

          (a)  Indebtedness.  Part A of Schedule II is a list of all
               ------------
Indebtedness (other than Indebtedness created pursuant to this Agreement) of the Borrower and its Subsidiaries on the date hereof, to the extent that any such Indebtedness has an aggregate principal or face amount which equals or exceeds (or may equal or exceed) $10,000,000. Indebtedness (other than under clause (i) of the definition thereof) of the Borrower and its Consolidated Subsidiaries existing on the date hereof does not exceed an aggregate principal or face amount of $275,000,000.

          (b)  Liens.  Part B of Schedule II is a list of all Liens of the
               -----
Borrower and its Subsidiaries existing on the date hereof, to the extent any such Lien secures Indebtedness in an aggregate principal or face amount which equals or exceeds (or may equal or exceed) $10,000,000. Liens of the Borrower and its Consolidated Subsidiaries existing on the date hereof and not set forth on Schedule II secure Indebtedness in an aggregate principal or face amount not exceeding $30,000,000.

                                  ARTICLE IV

                                  CONDITIONS
                                  ----------

          SECTION 4.01.  Closing Date. The obligations of the Lenders to make
                         ------------
Loans hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

          (a)  Executed Counterparts.  From each party hereto either (i) a
               ---------------------
     counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

          (b)  Opinion of Counsel to the Borrower.  A favorable written opinion
               ----------------------------------
     (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Craig I.

                               Credit Agreement
                               ----------------

     DeRoy, general counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (c)  Opinion of Special New York Counsel to Chase.  An opinion, dated
               --------------------------------------------
     the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, substantially in the form of Exhibit C (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

          (d)  Corporate Documents.  Such documents and certificates as the
               -------------------
     Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (e)  Officer's Certificate.  A certificate, dated the Closing Date and
               ---------------------
     signed by the President, a Vice President or a senior financial officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

          (f)  Other Documents.  Such other documents as the Administrative
               ---------------
     Agent or any Lender or special New York counsel to Chase may reasonably request.

          The obligation of any Lender to make its initial Loan hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

          The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to 3:00 p.m., New York City time, on July 2, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                               Credit Agreement
                               ----------------

          SECTION 4.02.  Each Credit Event. The obligation of each Lender to
                         -----------------
make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specified date, as of such specified date); and

          (b) at the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01.  Financial Statements and Other Information. The
                         ------------------------------------------
Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheets and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year,

                               Credit Agreement
                               ----------------
     setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a senior financial officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a senior financial officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with
     Section 6.05;

          (d) upon request of any Lender, a copy of any final financial examination report (including, without limitation, any report in respect of any tri-annual examination conducted by any Applicable Insurance Regulatory Authority) or market conduct examination report issued by or prepared for any governmental authority (including any Applicable Insurance Regulatory Authority) with respect to any Insurance Company that is a Material Subsidiary; and to the extent disclosure to the Lenders is permitted by law, a copy of any financial examination report issued by or prepared for any governmental authority (including any Applicable Bank Regulatory Authority) with respect to the Borrower, First American Trust or First Security Thrift;

          (e) within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of FATICO, Statutory Statements of FATICO (prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority) for such fiscal period, accompanied by a certificate of a senior financial officer of FATICO which certificate shall state that such financial statements present the financial condition of FATICO in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority;

          (f) within 90 days after the end of each fiscal year of FATICO, the annual Statutory Statement of FATICO (prepared in accordance with statutory accounting practices required or permitted by the Applicable Insurance Regulatory Authority) for such year and as filed with the Insurance Department of the State of California, accompanied by (i) a certificate of a senior financial officer of FATICO stating that said Statutory Statement presents the financial condition of FATICO in accordance with the statutory accounting practices required or permitted by the applicable Insurance Regulatory Authority, (ii) a certificate of a senior financial officer of FATICO, affirming the adequacy of Reserves of FATICO as at the end of such fiscal year and (iii) a report by

                               Credit Agreement
                               ----------------

     Milliman & Robertson, Inc. affirming the adequacy of Reserves of FATICO as at the end of such fiscal year;

          (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission (the "SEC"), or any Governmental Authority succeeding to any or
                      ---
     all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be, provided that if any such report, statement or other
                      --------
     material is electronically filed by the Company with the SEC and is publicly available through the internet or other electronic means, the Company will notify the Lenders promptly following such filing and, only upon the request of any Lender, furnish a copy of such report, statement or other material to such Lender;

          (h) concurrently with the giving of any notice under the Existing Credit Agreement terminating in full the commitments of the lenders thereunder, a copy of such notice; and

          (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02.  Notices of Material Events. The Borrower will furnish
                         --------------------------
to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

          (d) the assertion of any environmental matter by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely

                               Credit Agreement
                               ----------------
     determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

          (e) immediately, notice of actual (or threatened action that could lead to the) suspension, termination or revocation of any License of any Insurance Company which is a Material Subsidiary by any governmental authority (including any Applicable Insurance Regulatory Authority), including any notice by any governmental authority of the commencement of any proceeding, hearing or administrative action to suspend, terminate or revoke any such License as a result of the failure by any such Insurance Company to take or refrain from taking, any action which adversely affects the authority of such Insurance Company to conduct its business after notice thereof by such governmental authority (including any such Applicable Insurance Regulatory Authority);

          (f) promptly after the Borrower knows or has reason to believe that any insurance, banking or other regulator having jurisdiction over the Borrower or any of its Material Subsidiaries has commenced any proceeding, issued any order, given notice of a formal hearing, sought relief from any court or taken any similar action with respect to the Borrower or any of its Material Subsidiaries that seeks to, or would, result in the revocation of any license or authorization of the Borrower or any of its Material Subsidiaries or materially restrict the ability of the Borrower or any of its Material Subsidiaries to do business in any jurisdiction, a notice describing in reasonable detail such proceeding, order, hearing or similar action; and

          (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a senior financial officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.  Existence; Conduct of Business. The Borrower will, and
                         ------------------------------
will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit
                                --------
any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.04.  Payment of Obligations. The Borrower will, and will
                         ----------------------
cause each of its Material Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate

                               Credit Agreement
                               ----------------
proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect .

          SECTION 5.05.  Maintenance of Properties. The Borrower will, and will
                         -------------------------
cause each of its Material Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.06.  Books and Records; Inspection Rights. The Borrower
                         ------------------------------------
will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.07.  Compliance with Laws and Agreements. The Borrower
                         -----------------------------------
will, and will cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08.  Insurance. The Borrower will, and will cause each of
                         ---------
its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

                                  ARTICLE VI

                              NEGATIVE COVENANTS
                              ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

                               Credit Agreement
                               ----------------

          SECTION 6.01.  Indebtedness. The Borrower will not permit any of its
                         ------------
Subsidiaries to create, incur, assume or permit to exist any Indebtedness, except:

          (a)  Indebtedness created hereunder;

          (b)  Indebtedness outstanding on the date hereof;

          (c)  Indebtedness of Subsidiaries secured by Liens permitted under
     Section 6.02(c) up to but not exceeding $50,000,000 at any one time outstanding;

          (d) Indebtedness of any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower;

          (e)  Arbitrage Loans;

          (f) Indebtedness in respect of the Existing Stockholders Put Obligations;

          (g) Indebtedness of FAREISI and FATICO to the Borrower representing intercompany loans made by the Borrower from net proceeds received by the Borrower from its Equity Issuances;

          (h) additional Indebtedness of the Insurance Companies in respect of letters of credit (or similar instruments) and Guarantees issued in the ordinary course of the title insurance business in connection with settlement of title insurance claims, so long as the aggregate amount of all such Indebtedness does not exceed $10,000,000 at any one time outstanding;

          (i) Indebtedness of Subsidiaries in respect of letters of credit (or similar instruments) and guarantees issued in connection with settlement or administration of claims made against any of its Subsidiaries under insurance policies of the type usually carried by corporations engaged in businesses or activities that are the same as or similar to those of the Borrower and its Subsidiaries;

          (j) Indebtedness of any Subsidiary secured by a Lien upon real Property, provided that (i) the holder of such Indebtedness has recourse
               --------
     only to such real Property (and not to such Subsidiary or to the Borrower or any of its other Subsidiaries) and (ii) the principal amount of such Indebtedness does not exceed 80% of the book value of such real property;

          (k) additional Indebtedness of Subsidiaries not exceeding 20% of Total Stockholder's Equity;

                               Credit Agreement
                               ----------------

          (l)  Obligations under Sale/Leaseback Transactions permitted by
     Section 6.07; and

          (m)  any extension, renewal or refinancing of the foregoing.

          SECTION 6.02.  Liens. The Borrower will not, nor will it permit any of
                         -----
its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Liens in existence on the date hereof;

          (b)  Permitted Encumbrances;

          (c) Liens upon Property of any corporation which becomes a Subsidiary of the Borrower after the date hereof, provided that such Liens are in
                                            --------
     existence at the time such corporation becomes a Subsidiary of the Borrower and were not created in anticipation thereof;

          (d) Liens upon tangible personal Property used primarily in the ordinary course of the business of the Borrower and its Subsidiaries and acquired after the date hereof;

          (e)  Liens upon real Property securing Indebtedness permitted by
     Section 6.01(j);

          (f) Liens upon the Property of First American Trust and First American Title & Trust Company which are created in the ordinary course of their respective financial services businesses as such businesses are conducted as of the date hereof;

          (g) Liens upon Property of the Borrower or any Subsidiary which are created pursuant to real estate exchange transactions (benefiting from the tax treatment of Section 1031 of the Code) in the ordinary course of their respective financial services businesses as such businesses are conducted as of the date hereof;

          (h) Liens upon Property of any Subsidiary of the Borrower securing Indebtedness of such Subsidiary to the Borrower or another Subsidiary of the Borrower that is the direct or indirect parent entity of such Subsidiary permitted by Section 6.01;

          (i) Liens upon Property of the Borrower or any of its Subsidiaries securing Arbitrage Loans; provided that no such Lien shall extend to or
                               --------
     cover any such Property other than the securities and/or other investments in which the proceeds of such Arbitrage Loans have been invested; and

                               Credit Agreement
                               ----------------

          (j)  any extension, renewal or replacement of the foregoing, provided,
                                                                       --------
     however, that the Liens permitted hereunder shall not be spread to cover
     -------
     any additional Indebtedness or Property (other than a substitution of like Property).

          SECTION 6.03.  Fundamental Changes.
                         -------------------

          (a)  Mergers, Consolidations, Disposal of Assets, Etc.  The Borrower
               -------------------------------------------------
will not, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Subsidiary shall not be permitted
--------
unless the Borrower or another Subsidiary shall have owned not less than 90% of the voting stock of such Subsidiary immediately prior to such merger.

          (b)  Lines of Business.  The Borrower will not, nor will it permit any
               -----------------
of its Subsidiaries to engage to any material extent in any business other than the businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          SECTION 6.04.  Transactions with Affiliates.  The Borrower will not,
                         ----------------------------
nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Borrower and its Wholly Owned Subsidiaries not involving any other Affiliate.

          SECTION 6.05.  Financial Covenants.
                         --------------------

          (a)  Total Stockholders' Equity.  The Borrower will not permit Total
               --------------------------
Stockholders' Equity to be less than $550,000,000 at any time.

                               Credit Agreement
                               ----------------

          (b)  Total Debt to Total Capitalization.  The Borrower will not permit
               ----------------------------------
Total Debt at any time to exceed 40% of Total Capitalization.

          (c)  Combined Earnings.  The Borrower will not permit Combined
               -----------------
Earnings for any period of eight consecutive rolling fiscal quarters to be less than $70,000,000 at any time.

          SECTION 6.06.  Foreclosure on Subject Property.  The Borrower will
                         -------------------------------
not, nor will it permit any of its Subsidiaries to, acquire ownership or control of any commercial real property with a fair market value of $1,000,000 or more and which is used for commercial purposes by means of the exercise of any right of foreclosure, power of sale or similar remedy it may avail itself of by way of any indenture of mortgage or similar instrument relating to such commercial real property (the "Subject Property"), or accept a deed to the Subject Property in
               ----------------
lieu of foreclosure or in settlement of any title insurance claim against it, unless the Borrower shall have theretofore caused a Phase I Environmental Review (as defined below) with respect to the Subject Property to be conducted. The Borrower agrees to provide to any Lender a copy of such Environmental Review within 60 days of any request by such Lender therefor. As used herein, the following terms shall have the following respective meanings: "Phase I
                                                               -------
Environmental Review" means an environmental survey and assessment prepared by
--------------------
an independent engineer selected by the Borrower expert in the identification and analysis of environmental risks (such engineer and his agents being referred to as the "Environmental Consultant"), such survey and assessment to (a)
           ------------------------
estimate current liabilities and assess potential sources of future liabilities of any owner or operator of, or any other Person having control of, the Subject Property arising under the Comprehensive Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, in each case as amended, and any other act or regulation of any Federal, state or local environmental authority having authority in respect of the Subject Property and (b) be based upon (i) a physical on-site inspection by the Environmental Consultant of the Subject Property (without any excavation of the Subject Property), (ii) interviews by the Environmental Consultant of individuals who have direct managerial responsibility for operations on the Subject Property, (iii) a review by the Environmental Consultant of records relating to current and historical operations conducted at the Subject Property and (iv) as deemed appropriate by the Environmental Consultant, interviews by the Environmental Consultant of individuals in the area in which the Subject Property is located who may have knowledge of current and historical operations conducted at the Subject Property.

          SECTION 6.07.  Sale/Leaseback Transactions.  The Borrower will not,
                         ---------------------------
nor will it permit any of its Subsidiaries to, enter into any Sale/Leaseback Transaction, if, as a result thereof, the aggregate amount of rent and lease payments payable in any fiscal year by the Borrower and its Subsidiaries under all such arrangements would exceed $25,000,000.

                               Credit Agreement
                               ----------------

                                  ARTICLE VII

                               EVENTS OF DEFAULT
                               -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or (g) or in Article VI (other than Section 6.07);

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

          (f) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness aggregating $10,000,000 or more, when and as the same shall become due and payable (beyond any applicable grace period expressly set forth in the governing documents); or any event or condition occurs that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                               Credit Agreement
                               ----------------

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (j) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

          (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (l) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the

                               Credit Agreement
                               ----------------

     Borrower or any of its Subsidiaries or predecessors that, in the judgment of the Required Lenders, are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

          (m)  a Change of Control shall occur; or

          (n) the Borrower or any of its Subsidiaries shall be required by any Applicable Bank Regulatory Authority, any Applicable Insurance Regulatory Authority or any other similar governmental regulatory authority to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement (including, without limitation, any capital maintenance agreement) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property or requires the making of capital contributions to, or other Investments in, any such Subsidiary in an aggregate amount exceeding $25,000,000;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                               Credit Agreement
                               ----------------

                                 ARTICLE VIII

                           THE ADMINISTRATIVE AGENT
                           ------------------------

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                               Credit Agreement
                               ----------------

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                               Credit Agreement
                               ----------------

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          SECTION 9.01.  Notices.  Except in the case of notices and other
                         -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at The First American Financial Corporation, 114 East Fifth Street, Santa Ana, California 92701-4642, Attention of Thomas A. Klemens (Telecopier No.: (714) 647-4427; Telephone
     No.: (714) 558-3211);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Laura Rebecca, Loan and Agency Services Group (Telecopy No. (212) 552-7490; Telephone No. (212) 552-7253), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Robert Foster (Telecopy No. (212) 270-1001; Telephone No. (212) 270-6186); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                               Credit Agreement
                               ----------------

          SECTION 9.02.  Waivers; Amendments.
                         -------------------

          (a)  No Deemed Waivers; Remedies Cumulative.  No failure or delay by
               --------------------------------------
the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b)  Amendments.  Neither this Agreement nor any provision hereof may
               ----------
be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided
                                                                       --------
that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types of Loans, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and provided
                                                                       --------
further that no such agreement shall amend, modify or otherwise affect the
-------
rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

          SECTION 9.03.  Expenses; Indemnity; Damage Waiver.
                         ----------------------------------

          (a)  Costs and Expenses.  The Borrower shall pay (i) all reasonable
               ------------------
out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees,

                               Credit Agreement
                               ----------------
charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

          (b)  Indemnification by the Borrower.  The Borrower shall indemnify
               -------------------------------
the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and
                                                     ----------
to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to
                                   --------
any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c)  Reimbursement by Lenders.  To the extent that the Borrower fails
               ------------------------
to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss,
                    --------
claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

          (d)  Waiver of Consequential Damages, Etc.  To the extent permitted by
               -------------------------------------
applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as

                               Credit Agreement
                               ----------------
opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e)  Payments.  All amounts due under this Section shall be payable
               --------
promptly after written demand therefor.

          SECTION 9.04.  Successors and Assigns.
                         ----------------------

          (a)  Assignments Generally.  The provisions of this Agreement shall be
               ---------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)  Assignments by Lenders.  Any Lender may assign to one or more
               ----------------------
assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to
it); provided that (i) except in the case of an assignment to a Lender or an
     --------
Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any
                                                      -------- -------
consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (g) or (h) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and

                               Credit Agreement
                               ----------------
obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c)  Maintenance of Register by the Administrative Agent.  The
               ---------------------------------------------------
Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower,
 --------
the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d)  Effectiveness of Assignments.  Upon its receipt of a duly
               ----------------------------
completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e)  Participations.  Any Lender may, without the consent of the
               --------------
Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights
                      -----------
and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's
                                       --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that

                               Credit Agreement
                               ----------------
such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will
--------
not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12,
2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f)  Limitations on Rights of Participants.  A Participant shall not
               -------------------------------------
be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

          (g)  Certain Pledges.  Any Lender may at any time pledge or assign a
               ---------------
security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          (h)  No Assignments to the Borrower or Affiliates.  Anything in this
               --------------------------------------------
Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          SECTION 9.05.  Survival.  All covenants, agreements, representations
                         --------
and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The

                               Credit Agreement
                               ----------------
provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06.  Counterparts; Integration; Effectiveness.  This
                         ----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability.  Any provision of this Agreement held to
                        ------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08.  Right of Setoff.  If an Event of Default shall have
                         ---------------
occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09.  Governing Law; Jurisdiction; Etc.
                         --------------------------------

          (a)  Governing Law.  This Agreement shall be construed in accordance
               -------------
with and governed by the law of the State of New York.

                               Credit Agreement
                               ----------------

          (b)  Submission to Jurisdiction.  The Borrower hereby irrevocably and
               --------------------------
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c)  Waiver of Venue.  The Borrower hereby irrevocably and
               ---------------
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d)  Service of Process.  Each party to this Agreement irrevocably
               ------------------
consents to service of process in the manner provided for notices in Section
9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
                         --------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11.  Headings.  Article and Section headings and the Table
                         --------
of

                               Credit Agreement
                               ----------------

Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.  Treatment of Certain Information; Confidentiality.
                         -------------------------------------------------

          (a)  Treatment of Certain Information.  The Borrower acknowledges that
               --------------------------------
from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          (b)  Confidentiality.  Each of the Administrative Agent and the
               ---------------
Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, "Information"
                                                               -----------
means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received
                            --------
from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the

                               Credit Agreement
                               ----------------
same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                               Credit Agreement
                               ----------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              THE FIRST AMERICAN FINANCIAL CORPORATION


                              By: /s/ Thomas A. Klemens
                                 -------------------------------------
                                 Name:   Thomas A. Klemens
                                 Title:  Executive Vice President and
                                         Chief Financial Officer

                               Credit Agreement
                               ----------------

                                 LENDERS
                                 -------

                                  THE CHASE MANHATTAN BANK,
                                  individually and as Administrative Agent


                                  By /s/ Robert A. Ford
                                    --------------------------------------
                                    Name:
                                    Title:

                               Credit Agreement
                               ----------------

                                 COMERICA BANK



                                 By /s/ David  C. Weismiller
                                   -------------------------------
                                   Name:  David C. Weismiller
                                   Title: Account Representative

                               Credit Agreement
                               ----------------

                                 THE FIRST NATIONAL BANK OF CHICAGO


                                 By /s/ Thomas J. Connally
                                   -----------------------------------
                                   Name:  Thomas J. Connally
                                   Title: Vice President

                               Credit Agreement
                               ----------------

                                 FIRST SECURITY BANK, N.A.



                                 By /s/ Steven M. Koher
                                   -----------------------------------
                                   Name:  Steven M. Koher
                                   Title: Vice President

                               Credit Agreement
                               ----------------

                                 FLEET NATIONAL BANK



                                 By /s/ Leonard Lapolice
                                   -----------------------------------
                                   Name:  Leonard Lapolice
                                   Title: Vice President

                               Credit Agreement
                               ----------------

                                 SUNTRUST BANK, CENTRAL FLORIDA, N.A.



                                 By /s/ W. David Wisdom
                                   -----------------------------------
                                   Name:  W. David Wisdom
                                   Title:   Vice President

                               Credit Agreement
                               ----------------

                              UNION BANK OF CALIFORNIA, N.A.



                              By /s/ Joseph M. Argabrite
                                ----------------------------------
                                Name:  Joseph M. Argebrite
                                Title: Vice President

                               Credit Agreement
                               ----------------

                              U.S. BANK NATIONAL ASSOCIATION



                              By /s/ Denette Corrales
                                ------------------------------------
                                Name:  Denette Corrales
                                Title: Assistant Vice President

                               Credit Agreement
                               ----------------

                                                                      SCHEDULE I

                                  Commitments
                                  -----------
Name of Lender                                                 Commitment ($)
--------------                                                 --------------

THE CHASE MANHATTAN BANK                                        $ 12,500,000
COMERICA BANK                                                   $ 12,500,000
THE FIRST NATIONAL BANK OF CHICAGO                              $ 12,500,000
FIRST SECURITY BANK, N.A.                                       $ 12,500,000
FLEET NATIONAL BANK                                             $ 12,500,000
SUNTRUST BANK, CENTRAL FLORIDA, N.A.                            $ 12,500,000
UNION BANK OF CALIFORNIA, N.A.                                  $ 12,500,000
U.S. BANK NATIONAL ASSOCIATION                                  $ 12,500,000
----------------------------------------------------------------------------

TOTAL                                                           $100,000,000

                         Schedule I to Credit Agreement
                         ------------------------------

                                                                     SCHEDULE II

                            Indebtedness and Liens
                            ----------------------

            [See Section 3.13, Section 6.01(b) and Section 6.02(a)]


Part A - Indebtedness
         ------------


Part B - Liens
         -----

                        Schedule II to Credit Agreement
                        -------------------------------

                                                                    SCHEDULE III

                     Litigation and Environmental Matters
                     ------------------------------------


   [See definition of "Disclosed Matters" in Section 1.01 and Section 3.06]

                       Schedule III to Credit Agreement
                        --------------------------------

                                                                       EXHIBIT A


                      [Form of Assignment and Acceptance]

                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement dated as of July 2, 1999 (as amended and in effect on the date hereof, the "Credit Agreement"), between The
                                               ----------------
First American Financial Corporation, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the
                                                 -----------------
Assignor's rights and obligations under the Credit Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.14(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                           Assignment and Acceptance
                           -------------------------

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):
  ---------------
                                                 Percentage Assigned of
                                                 Facility/Commitment
                                                 (set forth, to at
                                                 least 8 decimals, as a
                                                 percentage of the
                                                 Facility and the
                                                 aggregate Commitments
                          Principal Amount       of all Lenders
Facility                  Assigned               thereunder
--------                  --------               ----------

Commitment Assigned:      $                                %

Loans:

Fees Assigned (if any):

The terms set forth above and below are hereby agreed to:

                              [NAME OF ASSIGNOR]      , as Assignor
                              ------------------------


                              By:_________________________
                                Name:
                                Title:


                              [NAME OF ASSIGNEE]      , as Assignee
                              ------------------------


                              By:_________________________
                                Name:
                                Title:

                           Assignment and Acceptance
                           -------------------------

The undersigned hereby consent to the within assignment:/1/




THE FIRST AMERICAN FINANCIAL CORPORATION


By:_________________________
 Name:
 Title:


THE CHASE MANHATTAN BANK,
 as Administrative Agent


By:_________________________
 Name:
 Title:



________________________
/1/ Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.


                           Assignment and Acceptance
                           -------------------------

                                                                       EXHIBIT B


                 [Form of Opinion of Counsel to the Borrower]


                               ___________, 1999

To the Lenders party to the
Credit Agreement referred to
Below and The Chase Manhattan
Bank, as Administrative Agent

                  Re:  $100,000,000 Revolving Credit Agreement

Ladies and Gentlemen:

          I am general counsel of The First American Financial Corporation, a California corporation (the "Borrower"), and have acted in such capacity in connection with the Credit Agreement dated as of July 2, 1999 between the Borrower, the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent (the "Credit Agreement"). Unless otherwise defined herein,
                           ----------------
capitalized terms shall have the meanings given thereto in the Credit Agreement.

          In rendering the opinions expressed below, I have examined the Credit Agreement, and the originals or conformed copies of such resolutions, corporate records, agreements and instruments of the Borrower and its Subsidiaries, certificates of public officials and of officers of the Borrower and its Subsidiaries, and such other documents and records, and such matters of law, as I have deemed appropriate as a basis for the opinions hereinafter expressed. In such examination and investigation, I have assumed the genuineness of all signatures (other than those of officers of the Borrower), the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of documents submitted as certified or photostatic copies. I have also assumed that the Credit Agreement has been duly authorized, executed and delivered by the parties thereto other than the Borrower and constitutes a valid, legal and binding obligation of all such other parties.

          In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of California and the federal law of the United States.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth below, I am of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in

                           Assignment and Acceptance
                           -------------------------
good standing under the laws of the State of California and has the necessary corporate power to make and perform the Credit Agreement and to borrow under the Credit Agreement.

          2. The execution, delivery and performance by the Borrower of the Credit Agreement and the borrowings by the Borrower thereunder have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or regulation or any provision of the Borrower's charter or by-laws or result in the breach of, or constitute a default or require any consent (other than consents which have been obtained) under, or result in the creation of any Lien upon any of the properties, revenues or assets of the Borrower pursuant to, any indenture or other agreement or instrument of which I have knowledge (after due inquiry) to which the Borrower is a party or by which the Borrower or its properties may be bound.

          3. The Credit Agreement constitutes legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and (b) that the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          4. Except as disclosed to the Lenders in Schedule III to the Credit Agreement, there are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or (to my knowledge after due inquiry) threatened against or affecting the Borrower, or any properties or rights of the Borrower, which, if adversely determined, would have a Material Adverse Effect.

          5. No authorizations, consents, approvals, licenses, filings or registrations with, any Governmental Authority are required in connection with the execution, delivery or performance by the Borrower of the Credit Agreement.

          6. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          The foregoing opinions are also subject to the following additional limitations, qualifications, exceptions and assumptions:

               a. In rendering my opinion in paragraph 3 above, I have assumed that the Credit Agreement is governed by the laws of the State of California.

                      Opinion of Counsel to the Borrower
                      ----------------------------------

               b. I express no opinion as to whether or not the execution, delivery or performance by the Borrower of the Credit Agreement will conflict with or result in a breach of, or constitute a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial ratios or tests or any aspect of the financial condition or results of operation of the Borrower (other than covenants or restrictions that relate to the incurrence of indebtedness and the incurrence of liens) under any indenture or other agreement or instruments.

               c. I express no opinion as whether a federal or state court would give effect to the choice of New York law provided for in the Credit Agreement.

               d. In rendering my opinion set forth in paragraph 4 above, I advise you that I have not conducted any search of any court docket.

               e. I express no opinion as to (i) the last sentence of Section 2.15(d) of the Credit Agreement or (ii) the first sentence of Section 9.09(b) of the Credit Agreement insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

               f. The enforceability of Section 9.03 of the Credit Agreement may be limited by laws rendering unenforceable indemnification contrary to federal or state securities laws and the public policy underlying such laws.

               g. The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

               h. I express no opinion as to the effect of the laws of any jurisdiction in which any Lender is located (other than California) that limits the interest, fees or other charges it may impose.

               i. To the extent that my opinions set forth above involve factual determinations as to what may, or may not, constitute a Material Adverse Effect, I have relied with your approval upon certifications of the Borrower.

               j. I am a member of the Bar of the State of California and do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America and the State of California.

          The opinions expressed herein are solely for your benefit (and for the benefit of

                      Opinion of Counsel to the Borrower
                      ----------------------------------
your successors and assigns) and may not be relied upon in any manner for any purpose by any other person without my prior written consent in each instance.

                                   Very truly yours,


                                   Craig I. DeRoy
                                   Executive Vice President,
                                   General Counsel

                      Opinion of Counsel to the Borrower
                      ----------------------------------

                                                                       EXHIBIT C

            [Form of Opinion of Special New York Counsel to Chase]


                                                                __________, 1999

To the Lenders party to the
Credit Agreement referred to
below and The Chase Manhattan
Bank, as Administrative Agent


Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank ("Chase") in connection with the Credit Agreement (the "Credit Agreement") dated
  -----                                                 ----------------
as of July 2, 1999, between The First American Financial Corporation (the

"Borrower"), the lenders party thereto and Chase, as Administrative Agent,
---------
providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $100,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 4.01(c) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the Credit Agreement and such records of the Borrower and such other documents as we have deemed necessary as a basis for the opinions expressed below.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

          (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to the Borrower) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii) all signatories to such documents have been duly authorized; and

                 Opinion of Special New York Counsel to Chase
                 --------------------------------------------

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 9.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
     York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.15(d) of the Credit Agreement and (iii) the first sentence of Section 9.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                 Opinion of Special New York Counsel to Chase
                 --------------------------------------------

          At the request of our client, this opinion letter is, pursuant to
Section 4.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                   Very truly yours,


WJM/RJW

                 Opinion of Special New York Counsel to Chase
                 --------------------------------------------